Exhibit 99.2

Chindex International, Inc. 美 中 互 利 公 司
NEWS RELEASE

FOR RELEASE November 3, 2008

Contact:  Integrated Corporate Relations
  Jeanne Dellicarri or Ashley M. Ammon
  (203) 682-8200

Chindex International, Inc. Announces Appearances At Additional November Conferences

Bethesda, Maryland – November 3, 2008 - Chindex International, Inc. (NASDAQ: CHDX), a leading independent American provider of western healthcare products and services in the People's Republic of China, today announced that the Company will appear at the following conferences.

•	Goldman Sachs China Investment Frontier Conference, held at the Grand Hyatt in Beijing on November 4th, 2008 at 11:00 AM local time.

•	Credit Suisse Asian Healthcare Conference, held at the Westin Beijing Financial Street on November 5 and 6, 2008. There will be no formal presentation at this event.

The following events have been announced previously:

•
Oppenheimer 19th Annual Healthcare Conference, held at the Waldorf Astoria in New York City on November 3, 2008.  This event will be webcast, and can be accessed by visiting http://ir.chindex.com/events.cfm.

•	Roth China Comes to Vegas Conference, held at the Wynn Hotel in Las Vegas, NV on November 21, 2008. This event will be webcast, and can be accessed by visiting http://ir.chindex.com/events.cfm.

For more details on the conferences, please contact your respective institutional salesperson.

About Chindex International, Inc.

Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. Healthcare services are provided through the operations of its United Family Hospitals and Clinics, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company's hospital network currently operates in the Beijing, Shanghai, Guangzhou and Wuxi. The Company sells medical products manufactured by various major multinational companies, including Siemens AG and Intuitive Surgical, for which the Company is the exclusive distribution partner for the sale and servicing of color ultrasound systems and surgical robotic systems respectively. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-seven years of experience, approximately 1,200 employees, and operations in China, Hong Kong, the United States and Germany, the Company's strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China's professional communities. Further company information may be found at the Company's websites, http://www.chindex.com and http://www.unitedfamilyhospitals.com.

Safe Harbor Statement

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in our annual report on Form 10-K for the year ended March 31, 2008, updates and additions to those “Risk Factors” in our interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential”, or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.